UNITED STATES BANKRUPTCY COURT

                           MIDDLE DISTRICT OF FLORIDA

                                 TAMPA DIVISION

IN RE:

PRINCETON MEDICAL MANAGEMENT                Substantively Consolidated
INC.; PRINCETON DENTAL MANAGEMENT           Case Nos.         99-16011-8C1
CORPORATION; PRINCETON MEDICAL                                99-16012-8C1
MANAGEMENT MIDWEST, INC.;                                     99-16013-8C1
MASON DENTAL MIDWEST, INC.; and                               99-16014-8C1
PRINCETON MEDICAL MANAGEMENT                                  99-16015-8C1
SOUTHEAST, INC.,

               Debtors.

-------------------------------------/

                                     AMENDED
               CHAPTER 11 PLAN FOR THE SUBSTANTIVELY CONSOLIDATED
                     DEBTORS FILED BY THE CHAPTER 11 TRUSTEE

                                               Roberta A. Colton, Esquire
                                               Florida Bar No. 371289
                                               Trenam, Kemker, Scharf, Barkin,
                                               Frye, O'Neill & Mullis, P.A.
                                               Suite 2700, Bank of America Plaza
                                               101 East Kennedy Boulevard
                                               Tampa, Florida 33602
                                               (813) 223-7474
                                               Attorneys for Chapter 11 Trustee


                                               Dated: December 7, 2000.


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                                TABLE OF CONTENTS

ARTICLE I......................................................................2
   DEFINITIONS ................................................................2
   1.  General Provisions......................................................2
   B.  Defined Terms...........................................................2
   C.  Interpretation, Rules of Construction, Computation
       of Time, and Choice of Law.............................................11

ARTICLE II....................................................................12
   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.......................12
      A.  Summary.............................................................12
      B.  General Administrative Claims and Professional Fee Claims...........12
      C.  Classification and Treatment of Claims..............................13
          Class 1: (unimpaired) - Priority Tax Claims.........................13
          Class 2:  (unimpaired) - Priority Wage Claims.......................13
          Class 3: (impaired) - Amsterdam.....................................13
          Class 4: (impaired) - Florida Dental Group..........................14
          Class 5: (unimpaired) - Mason Dental ...............................14
          Class 6: (impaired) - Unsecured Claims..............................15
          Class 7: (impaired) - Insider Claims................................15
          Class 8: (impaired) - Equity Interests in Non Public Companies......16
          Class 9: (impaired) - Equity Interests in the Public Company........16
          Class 10: (impaired) - Debtor-in-Possession Lender .................16

ARTICLE III...................................................................16
   ACCEPTANCE OR REJECTION OF THE PLAN........................................16
   A.  Voting By Impaired Classes.............................................16
   B.  Acceptance By Impaired Classes.........................................17
   C.  Presumed Acceptance/Rejection of Plan..................................17
   D.  Nonconsensual Confirmation.............................................17

ARTICLE IV....................................................................17
   TREATMENT OF EXECUTORY CONTRACTS
   AND UNEXPIRED LEASES.......................................................17
      A.  Assumption and Assignment Of Executory Contracts
          And Unexpired Leases................................................17
             1.  Assumptions and Assignments Generally........................17
             2.  Approval Of Assumptions and Assignments......................17

             3.  Objections To Assumption and
                 Assignments Of Executory Contracts
                 And Unexpired Leases.........................................18
             4.  Payments Related To Assumption Of
                 Executory Contracts And Unexpired Leases.....................18
      B.  Executory Contracts And Unexpired Leases To Be Rejected.............19
             1.  Rejections Generally.........................................19
             2.  Approval Of Rejections.......................................19
             3.  Objections To Rejection Of Executory
                    Contracts And Unexpired Leases............................19
             4.  Bar Date For Rejection Damages...............................19
      C.  Amendment  To  Exhibits  Identifying  Executory  ContractsAnd
          Unexpired  Leases  To  Be Assumed Or Rejected.......................20

ARTICLE V.....................................................................20
   SUBSTANTIVE CONSOLIDATION..................................................20

ARTICLE VI....................................................................20
   THE PLAN FUND AND THE TRUSTEE..............................................20
      A.  Creation of Plan Fund; Transfer of Assets to the Plan Fund..........20
      B.  Assumption of Distribution Obligations..............................21
      C.  Duties of the Trustee...............................................21
      D.  Rights of the Trustee...............................................21
      E.  Disbursing Agent....................................................22
      F.  Cancellation of Existing Interests and Agreements...................22
      G.  Prosecution of Causes of Action.....................................22
      H.  Post Confirmation Sale of Assets....................................23
      I.  Termination of the Plan Fund........................................23

ARTICLE VII...................................................................23
   PROVISIONS FOR TREATMENT OF DISPUTED
   CONTINGENT, UNLIQUIDATED AND UNKNOWN
   ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND INTERESTS........................23
      A.  Resolution of Disputed Administrative Expense Claims
          and Disputed Claims.................................................23
             1.  Prosecution of Objections to Claims..........................23
             2.  Estimation of Claims.........................................24
             3.  Payments and Distributions on Disputed Claims................24
      B.  Allowance of Claims and Interests...................................25
      C.  Controversy Concerning Impairment...................................25


                                       ii

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ARTICLE VIII..................................................................25
   MAINTENANCE OF CAUSES OF ACTION............................................25

ARTICLE IX....................................................................26
   MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN ........................26
      A.  Funding Of Plan.....................................................26
             1.  Cash Payments................................................26
             2.  Semi-Annual Cash Flow Payments...............................26
             3.  Issuance of Stock in Reorganized Princeton
                 Dental.......................................................26
      B.  Vesting Of Assets...................................................28
      C.  Abandonment of Assets...............................................28
      D.  Release Of Liens....................................................28
      E.  Funding of Post-Confirmation Reserve Fund...........................28
      F.  Cancellation And Surrender Of Instruments, Securities,
          And Other Documentation.............................................28
      G.  Set-offs............................................................29
      H.  Limitation of Liability.............................................29
      I.  Corporate Action....................................................29
      J.  Reconstituted Committee. ...........................................30

ARTICLE X.....................................................................30
   DISTRIBUTIONS..............................................................30
      A.  General.............................................................30
             1.  Cash Payments................................................30
             2.  Compliance With Tax Requirements.............................30
      B.  Transmittal of Distributions to Parties Entitled Thereto............31
      C.  Undeliverable Distributions.........................................31
      D.  Fractional Cents....................................................31
      E.  De Minimis Distributions............................................31

ARTICLE XI....................................................................32
   CONDITIONS PRECEDENT.......................................................32

ARTICLE XII...................................................................32
   RETENTION OF JURISDICTION..................................................32


                                       iii

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ARTICLE XIII..................................................................34
   MISCELLANEOUS PROVISIONS...................................................34
      A.  Modification of Plan................................................34
      B.  Withdrawal of Plan..................................................34
      C.  Failure of Bankruptcy Court to Exercise Jurisdiction................34
      D.  Governing Law.......................................................34
      E.  Exemption from Certain Taxes........................................34
      F.  Headings............................................................35
      G.  Notices.............................................................35
      H.  Successors and Assigns..............................................35
      I.  Entire Agreement....................................................36
      J.  Payment of Statutory Fees...........................................36
      K.  Binding Effect......................................................36
      L.  Severability Of Provisions Of The Plan..............................36
      M.  Saturday, Sunday or Legal Holiday...................................36
      N.  Enforceability......................................................36


                                       iv

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--------------------------------------------------------------------------------
             PLAN OF REORGANIZATION OF THE DEBTORS UNDER CHAPTER 11
                      OF THE UNITED STATES BANKRUPTCY CODE

--------------------------------------------------------------------------------

     This Plan of Reorganization (the "Plan") is proposed by Soneet Kapila, the Chapter 11 Trustee for PRINCETON MEDICAL MANAGEMENT, INC., PRINCETON DENTAL MANAGEMENT CORPORATION, PRINCETON MEDICAL MANAGEMENT MIDWEST, INC., MASON DENTAL MIDWEST, INC., and PRINCETON MEDICAL MANAGEMENT SOUTHEAST, INC. ("Debtors") the debtors in the above-captioned cases pending under Chapter 11 of the Bankruptcy Code.

     Reference is made to the Disclosure Statement (as defined herein) for a discussion of the Debtors' history, businesses, results of operations, historical financial information, projections, and properties, and for a summary and analysis of the Plan. All Creditors and Interest Holders should review the Disclosure Statement before voting to accept or reject the Plan. In addition, there are other agreements, documents and pleadings on file with the Bankruptcy Court that are referenced in the Plan and/or the Disclosure Statement and which are available for review.

                                   ARTICLE I.
                                   DEFINITIONS

1.   General Provisions.

     Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan. Such meanings shall be equally applicable to both the singular and plural forms of such terms. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Plan as a whole and not any particular section, subsection, or clause contained in the Plan, unless the context requires otherwise. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter gender. Any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

2.   Defined Terms.

     In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

     1. "ADMINISTRATIVE CLAIMS" means any Claim constituting a cost or expense of administration of the Reorganization Case under Sections 503(b) and 507(a)(1) of the Bankruptcy Code including, without limitation, any actual and necessary expenses of preserving the estates of the Debtors, a Professional Fee Claim, and any actual and necessary expenses of operating the businesses of the Debtors.

     2. "ALLOWED" means, with respect to a Claim or Interest, any such Claim or Interest to the extent that: (a) a proof or application for allowance of such Claim or Interest was timely and properly filed; (b) a proof or application for allowance of such Claim or Interest was deemed timely and properly filed under applicable law or by reason of a Final Order; or (c) such Claim or Interest has been allowed or deemed allowed pursuant to the entry of a Final Order by the Bankruptcy Court; and, in any such case, as to which no objection to the allowance thereof has been interposed on or before the Effective Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or as to which any objection has been determined by a Final Order of the Bankruptcy

          Court to the extent such objection is determined in favor of the respective Holder or as to which any such objection has been settled by the parties thereto to the extent the Claim has become liquidated and to the extent of all necessary approvals of such settlement by any governing tribunal. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Claim, Allowed Claim, or Allowed Interest shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim, Claim, or Interest from the Petition Date. Pursuant to Bankruptcy Rule 3003(c)(4), a filed proof of Claim supersedes a related Scheduled Claim.

     3. "AMSTERDAM CARVE OUT" shall be defined as set forth in Article II, Section C. 3. herein.

     4. "ASSETS" means all assets of the Debtors, of any nature whatsoever, including claims of right, interests and property, real and personal, tangible and intangible.

     5. "BALLOTS" means the ballots accompanying the Disclosure Statement upon which Impaired Creditors shall have indicated their acceptance or rejection of the Plan, in accordance with the Plan and the Voting Instructions.

     6. "BANKRUPTCY CODE" means Title I of the Bankruptcy Reform Act of 1978, as amended from time to time, as set forth in Sections 101, et seq. of Title 11 of the United States Code, and applicable portions of Titles 18 and 28 of the United States Code, as amended from time to time.

     7. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, or in the event such court ceases to exercise jurisdiction over the Reorganization Case, such other court or adjunct thereof that exercises jurisdiction over the Reorganization Case.

     8. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Reorganization Case, promulgated under 28 U.S.C.ss. 2075 and the Local Rules of the Bankruptcy Court.

     9. "BUSINESS DAY" means any day other than a Saturday, Sunday or "Legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     10. "CASH" means cash and cash equivalents, including, but not limited to, bank deposits, wire transfers, checks, and other similar items.

     11. "CASH COLLATERAL ORDER" means the order entitled "Final Order Authorizing Soneet Kapila, Chapter 11 Trustee, To Use Cash Collateral and Granting Adequate Protection and Other Relief" entered by the Bankruptcy Court on June 23, 2000, and attached as an exhibit to the Disclosure Statement.

     12. "CAUSES OF ACTION" means any and all manner of actions, causes of action, suits, claims, counterclaims, liabilities, obligations, defenses, and demands whatsoever, at law or in equity, held by any of the Debtors or the Estates, including, but not limited to Causes of Action pursuant to 11 U.S.C. ss.ss. 544, 547, 548, 549 and 550. As the context may require, Causes of Action shall also mean the judgments, awards, proceeds, settlement payments and other recoveries that may be obtained on account of, or in compromise of, such Causes of Action.

     13.  "CLAIM" means a claim against a Debtor as such term is defined in
          Section 101(5) of the Bankruptcy Code, including, without limitation
          (a) any right to payment from the Debtors whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, faxed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     14.  "CLAIM HOLDER" or "CLAIMANT" means the Holder of a Claim.

     15. "CLASS" means one of the classes of Claims or Interests established under Article II of the Plan pursuant to Section 1122 of the Bankruptcy Code.

     16. "COMMITTEE" means the Committee of Unsecured Creditors appointed in the Reorganization Case by the Office of the United States Trustee, as reconstituted from time to time.

     17.  "COMMITTEE COUNSEL" means the attorneys for the Committee.

     18. "CONFIRMATION" means the entry of an order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

     19.  "CONFIRMATION DATE" means the date of Confirmation.

     20. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan.

     21.  "CONSUMMATION" means the occurrence of the Effective Date.

     22. "CONTINGENT CLAIM" means a Claim that has not accrued and which is dependent upon a future event which may never occur.

     23.  "CREDITOR" means any Holder of a Claim.

     24. "DEBTORS" means PRINCETON MEDICAL MANAGEMENT, INC., PRINCETON DENTAL MANAGEMENT CORPORATION, PRINCETON MEDICAL MANAGEMENT MIDWEST, INC., MASON DENTAL MIDWEST, INC., and PRINCETON MEDICAL MANAGEMENT SOUTHEAST, INC., individually or collectively, as the context may require (collectively, the "Debtors").

     25. "DEBTOR-IN-POSSESSION" means a Debtor, when acting in the capacity of representative of its Estate in a Reorganization Case (collectively, the "Debtors-in-Possession").

     26. "DEBTOR-IN-POSSESSION LENDER" means Nix Co., Ltd., the company that has provided post-petition financing to the Debtors and has an Allowed Administrative Claim in connection with such post-petition financing, or any assignee or replacement debtor-in-possession lender.

     27. "DISCLOSURE STATEMENT" means the Disclosure Statement (and all exhibits and schedules annexed thereto or referenced therein) that relates to the Plan, as such disclosure statement may be amended, modified or supplemented, and that is approved pursuant to Section 1125 of the Bankruptcy Code by an order of the Bankruptcy Court.

     28. "DISPUTED CLAIM" or "DISPUTED INTEREST" means a Claim or Interest, respectively, as to which a proof of Claim or Interest has been filed or deemed filed and as to which an objection has been or may be timely filed by any party in interest entitled to do so, which objection, if timely filed, has not been withdrawn and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely filed, for the purposes of the Plan, a Claim or Interest shall be considered a Disputed Claim or Disputed Interest, respectively, (a) if the amount of the Claim or Interest specified in the filed proof of Claim or proof of Interest exceeds the amount of the Claim or Interest scheduled by a Debtor as other than disputed, continent or unliquidated; (b) if the priority of the Claim or Interest specified in the filed proof of Claim or proof of Interest is of a more senior priority than the priority of the Claim or Interest scheduled by a Debtor; (c) if the Claim or Interest has been Scheduled as disputed, continent or unliquidated or as being in the amount of $.00; or (d) if the Claim or Interest has not been Scheduled.

     29. "DISPUTED CLAIMS RESERVE FUND" means such amount of Cash as the Trustee shall determine, in his sole discretion, to be necessary to retain on the Initial Payment Date and on all Subsequent Payment Dates through the Final Payment Date, for the purpose of paying Disputed Claims and Disputed Interests as they become Allowed Claims and Allowed Interests.

     30. "DISTRIBUTION ACCOUNT" or "DISTRIBUTION ACCOUNTS" means one or more deposit accounts established for the benefit of one or more classes of Creditors in order to receive and hold funds payable to the Holders of Allowed Claims in such classes and to facilitate all payments required to be made to the Holders of Allowed Claims in such classes under this Plan.

     31. "EFFECTIVE DATE" means the eleventh (11th ) Business Day after the date on which the Confirmation Order is entered, unless otherwise extended by the Trustee pursuant to Article IX, Section A herein.

     32. "ENTITY" means an entity as defined in Section 101(15) of the Bankruptcy Code.

     33.  "EQUITY SECURITY HOLDER" means the Holder of an Interest.

     34. "ESTATE" means the estate created in a Reorganization Case for a Debtor pursuant to Section 541 of the Bankruptcy Code (collectively for all Debtors, the "Estates"). As the context requires, the term "Estate" also refers to the consolidated and combined Estates of the Debtors.

     35.  "FINAL DECREE" means the decree contemplated under Bankruptcy Rule
          3022.

     36. "FINAL ORDER" means an order, judgment or other decree of the Bankruptcy Court or any other court of competent jurisdiction (or any revision, modification and/or amendment thereof) (a) which has not been reversed or stayed and as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; or (b) as to which any right to appeal, petition for certiorari, reargue, rehear, reconsider or retry shall have been waived in writing in form and substance satisfactory to the Committee and/or the Trustee; or (c) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed; (ii) certiorari has been denied as to such order; or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired.

     37. "FINAL PAYMENT DATE" means the date of the last payment to Holders of Allowed Claims in accordance with the provisions of the Plan.

     38.  "HOLDER" means an entity holding an Interest or Claim.

     39. "IMPAIRED" means impaired as defined in Section 1124 of the Bankruptcy Code.

     40. "IMPAIRED CLASS" means any of Classes 3, 4, 6, 7, 8, 9 and 10 as set forth in Article II of the Plan.

     41.  "IMPAIRED CREDITORS" means the Holder of a Claim in an Impaired Class.

     42. "IMPAIRED INTEREST HOLDER" means the Holder of an Interest in an Impaired Class.

     43. "INITIAL PAYMENT DATE" means a date, not later than the Effective Date, upon which the initial payment under the Plan shall be made.

     44.  "INSIDER" means an insider of any of the Debtors, as defined in
          Section 101(31) of the Bankruptcy Code.

     45. "INTEREST" means any equity interest in the Debtors, including, but not limited to, all issued, unissued, authorized or outstanding shares or stock and other equity security interests, together with any warrants, options or contract rights to purchase or acquire such interests at any time and all rights arising with respect thereto.

     46. "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability company, association, joint stock company, joint venture, estate, business trust, governmental unit, creditors' committee or other entity.

     47.  "PETITION DATE" means October 1, 1999.

     48. "PLAN" means this Joint Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

     49. "PLAN FUND" means the fund established pursuant to Article VI hereof, to which shall be transferred all Cash and most of the Assets of the Estates.

     50. "POST-CONFIRMATION RESERVE FUND" means such amount of Cash as the Trustee shall determine, in his sole discretion, to be necessary to retain for the purpose of funding and paying for expenses incurred and to be incurred relating to the implementation and Consummation of the Plan and the liquidation of the Estates, including, without limitation, such amounts as the Trustee shall determine to be necessary to be paid after the Effective Date to any Professionals retained by the Trustee in furtherance of the Plan.

     51. "PRIORITY CLAIM" means a Claim entitled to priority under Section 507 of the Bankruptcy Code, other than an Administrative Claim or a Priority Tax Claim.

     52. "PRIORITY TAX CLAIM" means a Claim entitled to priority in payment pursuant to Section 507(a)(7) of the Bankruptcy Code.

     53. "PROFESSIONAL" means a person retained or to be compensated pursuant to Sections 326, 327, 328, 330, 503(b)(2) or (4), 1103 or 1107(b) of
          the Bankruptcy Code.

     54. "PROFESSIONAL FEE CLAIM" means those fees and expenses claimed by Professionals retained through a Bankruptcy Court order by the Debtors or the Committee, pursuant to Sections 330, 331 and/or 503 of the Bankruptcy Code, and unpaid as of the Confirmation Date, but not including any subrogation or contribution claim arising from any Persons' payment of any fees and expenses to a Professional other than from property of the Estates; provided, however, a final application to pay any such Professional Fee Claims shall be filed with the Bankruptcy Court within forty-five (45) days after the Effective Date, including any fees or charges assessed against the Estates of the Debtors under Section 1930, Chapter 123 of Title 28 of the United States Code.

     55. "RECONSTITUTED COMMITTEE" shall have the meaning set forth in Section IX.J of this Plan.

     56. "REORGANIZATION CASE" means the consolidated cases currently pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code for the Debtors.

     57. "REORGANIZED DEBTORS" means Princeton Medical Management Midwest, Inc., Princeton Medical Management, Inc., Mason Dental Midwest, Inc. and Princeton Medical Management Southeast, Inc. after Confirmation of the Plan. "Reorganized Debtors" does not include Reorganized Princeton -- Dental.

     58. "REORGANIZED PRINCETON DENTAL" means Princeton Dental Management Corporation after Confirmation of the Plan.

     59. "SCHEDULES OF ASSETS AND LIABILITIES" means the Schedule of All Liabilities of Debtor and Statement of All Property of Debtors Filed by a Debtor, as the same have been or may be amended or supplemented from time to time prior to the Effective Date.

     60. "SECURED CLAIM" means a claim, including interest, fees and charges to the extent allowable pursuant to Section 506(b) of the Bankruptcy Code, that is secured by a lien on property in which an Estate has an interest, or that is subject to set-off under Section 553 of the Bankruptcy Code, to the extent of the value of the claim holder's interest in an Estate's interest in such property, or to the extent of the amount subject to set-off, as applicable, as determined pursuant to Sections 506(a) and, if applicable, 1129(b)(2)(a)(i)(II) of the Bankruptcy Code.

     61. "SUBSEQUENT PAYMENT DATES" means any date after the Initial Payment Date (a) that is set by the Trustee or is otherwise ordered by the Bankruptcy Court, and (b) upon which the Trustee makes a distribution to any Holders of Allowed Claim.

     62.  "TRUSTEE" means Soneet Kapila, or any successor thereto.

     63. "TRANSFER AGENT" refers to Continental Stock Transfer & Trust Company, 2 Broadway, NY, NY 10004.

     64.  "UNIMPAIRED" means a Claim that is unimpaired within the meaning of
          Section 1126 of the Bankruptcy Code.

     65. "UNSECURED CLAIM" means a Claim against a Debtor that is not an Administrative Claim, Priority Tax Claim, Secured Claim, or Priority Wage Claim.

     66. "UNSECURED CREDITORS CARVE OUT" means the payment to the Unsecured Creditors Fund (after the payment of Allowed Administrative Claims (with a limit of $85,000 for Committee Counsel's fees), Trustee fees, Allowed Priority Tax and Wage Claims) of the Debtors' net asset sales, net stock sales, and net cash flow received by the Plan Fund until $250,000 has been paid into the Unsecured Creditors Fund, and, thereafter 25% of net asset sales and net cash flow received by the Plan Fund. Notwithstanding the foregoing, the Unsecured Creditors Carve Out shall not exceed 25% of the total Allowed Unsecured Claims.

     67. "UNSECURED CREDITORS FUND" means the funds payable to Allowed Unsecured Creditors consisting of the Unsecured Creditors Carve Out and the net recoveries from Causes of Action.

     68. "U.S. TRUSTEE" means the Office of the United States Trustee for the Middle District of Florida, Tampa Division.

     69. "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "VOTING PROCEDURES."

3.   Interpretation, Rules of Construction, Computation of Time, AND CHOICE OF
     LAW.

     1. The provisions of the Plan and of any contract, instrument or other agreement or document created in connection with the Plan, as an adjunct or supplement thereto, or required thereby, shall control over any descriptions thereof contained in the Disclosure Statement.

     2. The provisions of the Plan shall control over the provisions of any contract, instrument or other agreement or document, other than the Confirmation Order, created in connection with the Plan, as an adjunct or supplement thereto, or required thereby.

     3. Any reference in the Plan to a contract, document, instrument, release, certificate, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

     4. Any reference in the Plan to an existing document or exhibit means such document or exhibit as it may have been amended, modified or supplemented as of the Effective Date.

     5. All exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan.

     6. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     7. Subject to the provisions of any contract, certificate, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

                                   ARTICLE II.
              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

4.   Summary.

     The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

     The classification of Claims and Interests pursuant to this Plan is as follows:

     Class 1: (unimpaired)         Priority Tax Claims
     Class 2: (unimpaired)         Priority Wage Claims
     Class 3: (impaired)           Amsterdam Equities, Ltd.
     Class 4: (impaired)           Florida Dental Group (Jerry Bratman, D.D.S.,
                                   Theodore Strauss, D.D.S. and
                                   Richard Staller, D.D.S.)
     Class 5: (unimpaired)         Mason Dental (Stark Properties)
     Class 6: (impaired)           Unsecured Claims
     Class 7: (impaired)           Insider Claims
     Class 8: (impaired)           Equity Interests in Non-Public Companies
     Class 9: (impaired)           Interests in the Public Company
     Class 10: (impaired)          Debtor-in-Possession Lender

5.   General Administrative Claims and Professional Fee Claims.

     The Trustee shall pay each Professional Fee Claim, if and when approved by the Bankruptcy Court, and each other Allowed Administrative Claim (except the Class 10 Debtor In Possession Lender's claim) in full, in Cash from the Plan Fund, on the later of (a) on or as soon as practicable after the Effective Date,
(b) within sixty (60) days after the Claim becomes an Allowed Claim, (c) the date on which the distribution to the holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim in the absence of the Reorganization Case, or (d) such later date as may be agreed between the Trustee and the holder of such Allowed Administrative Claim.

Without limiting the foregoing, all fees payable under 28 U.S.C. ss.1930 that have not heretofore been paid shall be paid on or before the Effective Date.

6.   Classification and Treatment of Claims.

     1.   CLASS 1: (UNIMPAIRED) - PRIORITY TAX CLAIMS

     Class 1 shall consist of the Allowed Priority Tax Claims as defined by 11 U.S.C. Section 507. This Class of Creditors consists of the priority tax claims asserted by the Internal Revenue Service and the State of Michigan. The Allowed Amount of these claims shall be paid in full by the Plan Fund, after payment of administrative expenses, within sixty (60) days of the Effective Date.

     2.   CLASS 2: (UNIMPAIRED) - PRIORITY WAGE CLAIMS

     Class 2 shall consist of Allowed Priority Wage Claims as defined by 11 U.S.C. ss. 507(a)(3). Class 2 Claims will be paid in full from the Plan Fund after payment of administrative expenses, within sixty (60) days of the Effective Date.

     3.   CLASS 3: (IMPAIRED) - AMSTERDAM

     Class 3 shall consist of the secured claim of Amsterdam Equities Limited. This claim is secured by a first lien position on the fixtures, assets, equipment, receivables, and good will of the Debtors. Amsterdam will have an Allowed Secured Claim in the amount of three million four hundred thousand dollars ($3,400,000.00), which shall be transferred to the Plan Fund. As a condition of Amsterdam's Allowed Secured Claim, Amsterdam agrees to carve out of its Allowed Secured Claim an amount of cash sufficient to pay (i) all Allowed Administrative Claims, except that the carve out for Committee Counsel's Allowed Professional Fee Claim shall be limited to a maximum amount of $85,000.00; (ii) all Allowed Priority Tax Claims; (iii) Allowed Priority Wage Claims; and (iv) a distribution of 25% of the Allowed Amount of Unsecured Claims (the "Amsterdam Carve Out").

     After the payment of Allowed Administrative Claims (with a limit of $85,000.00 for Committee Counsel's fees), Trustee fees, Allowed Priority Tax and Wage Claims, Amsterdam shall be paid from the Plan Fund:

          (i) 50% of the net asset sales, net stock sales and net cash flow received by the Plan Fund until Amsterdam has received $250,000, and, thereafter, 75% of the net asset sales, net stock sales and net cash flow received by the Plan Fund until such time as the Plan

     Fund is terminated pursuant to Section VI.I. of this Plan, except that Amsterdam shall not receive the proceeds of the recoveries of Causes of Action until the Plan Fund is terminated.

          (ii) Amsterdam shall be issued 100% of the new common stock in the Reorganized Debtor which shall consist of Princeton Medical Management, Inc., Princeton Medical Management Midwest, Inc., Mason Dental Midwest, Inc. and Princeton Medical Management Southeast, Inc. to the extent that the assets of these Debtors are not fully liquidated by the Effective Date. If the assets of any Debtor are liquidated by the Effective Date, that Debtor will be dissolved and no new stock will be issued.

     Once the Plan Fund is terminated, the Trustee will abandon any remaining assets and Causes of Action to Reorganized Debtors, which shall be controlled by Amsterdam. Amsterdam's liens shall attach to the proceeds of the Plan Fund and shall be paid as provided herein.

     4. CLASS 4: (IMPAIRED) - FLORIDA DENTAL GROUP (DRS. BRATMAN, STRAUSS AND STALLER)

     Class 4 shall consist of the secured claim for the purchase of the Florida Dental Group, which consists of Jerry Bratman, D.D.S., Theodore Strauss, D.D.S. and Richard Staller, D.D.S. The Florida Dental Group asserts a lien on the fixtures, assets, equipment, receivables, and good will of some of the assets of the Debtors in the State of Florida in the aggregate amount of $283,833.75. The Class 4 Creditor's Allowed Secured Claim, as determined by the Bankruptcy Court, will attach to the proceeds of the sale of Debtors' Florida dental practices. The Class 4 Creditor's Allowed Secured Claim shall be paid in full upon two conditions: (1) the closing of the sale of the six dental practices operated by the Debtor in the State of Florida; and (2) entry of a final order of the Bankruptcy Court determining the amount of the Claim 4 Creditor's Allowed Secured Claim.

     5.   CLASS 5: (UNIMPAIRED) - MASON DENTAL (STARK PROPERTIES)

     Class 5 shall consist of the secured claim for the purchase of the Mason Dental Laboratory, as asserted by Stark Properties. This claim is secured by a lien position on the fixtures, assets, equipment, receivables, and good will of some of the assets of the Debtor's dental laboratory in Michigan, and was filed in the amount of $39,270.72. Regular monthly payments shall be made on this indebtedness under the original terms of the note payable until this creditor is paid in full, or until the Mason Dental Laboratory is sold, at which time the Allowed Amount of this secured claim will be paid in full. This creditor shall retain its security interest in the dental laboratory until this claim is paid in full.

     6.   CLASS 6: (IMPAIRED) - UNSECURED CLAIMS

     Class 6 shall consist of all Allowed Unsecured Claims. As part of the Plan Fund, the Trustee will establish a separate Unsecured Creditors Fund in a separate Distribution Account for the benefit of the Class 6 Claimants. The Unsecured Creditors Fund shall consist of the Unsecured Creditors Carve Out and the net recoveries of all Causes of Action. Class 6 Claimants shall receive semi annual payments of their pro rata share of the Unsecured Creditors Fund until
(i) a 25% distribution is paid to each Allowed Unsecured Creditor or (ii) the Plan Fund is terminated.

     After the payment of Allowed Administrative Claims (with a limit of $85,000 for Committee Counsel fees), Trustee fees, Allowed Priority Tax and Wage Claims, the Trustee shall pay into the Unsecured Creditors Fund 50% of the net asset sales, net stock sales and net cash flow received by the Plan Fund until $250,000 has been paid into the Unsecured Creditors Fund, and, thereafter, 25% of the net assets sales, net stock sales and net cash flow received by the Plan Fund until such time as the Plan Fund is terminated. These payments represent the Unsecured Creditors Carve Out. In addition, the Trustee shall pay into the Unsecured Creditors Fund all of the net proceeds on the recoveries of Causes of Action. Notwithstanding the foregoing, the Unsecured Creditors Fund shall not exceed 25% of the total Allowed Unsecured Claims, plus the amount of Allowed Professional Fees for Committee Counsel in excess of $85,000, plus any post-confirmation costs and fees of the Reconstituted Committee and its professionals.

     The Trustee and/or the Reconstituted Committee shall have standing to pursue the Causes of Action for the benefit of the Class 6 Claimants, until the Plan Fund is terminated.

     Prior to termination of the Plan Fund, the Trustee will distribute all funds remaining in the Unsecured Creditors Fund to the Class 6 Claimants on a pro rata basis.

     7.   CLASS 7: (IMPAIRED) - INSIDER CLAIMS

     Class 7 shall consist of all Allowed Insider Claims, as determined by the Bankruptcy Court. Allowed Insider Claims shall be subordinated to the claims of unsecured creditors and will receive no distribution from the Plan Fund. However, each Allowed Insider Claims shall receive, in full satisfaction of their claim, a number of shares equal to their a pro rata share of three percent (3%) of the newly issued common stock in Reorganized Princeton Dental.

     8.   CLASS 8: (IMPAIRED) - EQUITY INTERESTS IN NON PUBLIC COMPANIES

     Class 8 shall consist of current Interests in Princeton Medical Management, Inc., Princeton Medical Management Midwest, Inc., Mason Dental Lab, Inc. and Princeton Medical Management Southeast, Inc, the non-public companies. These Equity Interests will be cancelled and Equity Security Holders will receive no distribution under the Plan.

     9.   CLASS 9: (IMPAIRED) - EQUITY INTERESTS IN THE PUBLIC COMPANY

     Class 9 shall consist of the current Equity Security Holders of Interests in Princeton Dental Management Corporation, the public company. As of March 1, 1999, from the last independent auditor's report compiled for the Board of Directors and stockholders of Princeton Dental Management Corporation, as se forth in the Annual Report Form 10-KSB pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934, there were outstanding shares of common stock, preferred stock and warrants in Princeton Dental Management Corporation.

     All existing Interests, including common stock, preferred stock and warrants in Princeton Dental Management Corporation shall be surrendered to the Transfer Agent and cancelled. The Holders of Interests in this class will receive a number of shares equal to their pro rata share of two percent (2%) of the outstanding common shares of Reorganized Princeton Dental. No shares shall be issued in exchange for the preferred stock or warrants.

     All stock options and stock warrants not exercised pre-petition will be cancelled.

     10.  CLASS 10: (IMPAIRED) - DEBTOR-IN-POSSESSION LENDER

     Class 10 shall consist of the Debtor-in-Possession Lender. The Class 10 Creditor's claim shall be satisfied in full by the delivery of a number of shares equal to 95% of the outstanding common stock of Reorganized Princeton Dental.

                                  ARTICLE III.
                       ACCEPTANCE OR REJECTION OF THE PLAN

     7.   Voting By Impaired Classes.

     Each Holder of an Allowed Claim in Classes 3, 4, 6, 7, 8, 9, and 10 is entitled to vote either to accept or to reject the Plan. Only those votes cast by Holders of Allowed Claims shall be counted in determining whether acceptances have been received sufficient in number and amount to confirm the Plan.

     8.   Acceptance By Impaired Classes.

     An Impaired Class of Claims shall have accepted the Plan if: (1) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan; and (2) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of Allowed Interests actually voting in such Class have voted to accept the Plan.

     9.   Presumed Acceptance/Rejection of Plan.

     Class 1, Class 2, and Class 5 are unimpaired under the Plan, and, therefore, conclusively are presumed to have accepted the Plan pursuant to
Section 1126(f) of the Bankruptcy Code. Class 6 is deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

     10.  Nonconsensual Confirmation.

     Because at least one Class of Claims or Interests is deemed not to accept the Plan, pursuant to Section 1129(a)(8) of the Bankruptcy Code, the Trustee will request that the Bankruptcy Court confirm the Plan in accordance with
Section 1129(b) of the Bankruptcy Code.

                                   ARTICLE IV.
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

11.  Assumption and Assignment Of Executory Contracts And Unexpired Leases.

     1.   Assumptions and Assignments Generally.

     Attached hereto as EXHIBIT 1 are the Executory Contracts to be assumed pursuant to this Plan.

     2.   Approval Of Assumptions and Assignments.

     The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Article IV pursuant to Section 365 of the Bankruptcy Code as of the Effective Date, except as otherwise provided for herein.

     3. Objections To Assumption and Assignments Of Executory Contracts And Unexpired Leases.

     To the extent that any party to an executory contract or unexpired lease identified for assumption or any other party in interest (a) asserts arrearages or damages pursuant to Section 365(b)(1) of the Bankruptcy Code; (b) has any objection to the proposed adequate assurance of future performance, if required, or (c) has any other objection to the proposed assumption, cure or assignment of a particular executory contract or unexpired lease on the terms and conditions provided for herein, all such asserted arrearages and any other objections shall be filed and served within the same deadline and in the same manner established for filing objections to Confirmation.

     Failure to assert any arrearages, or to file an objection within the time period set forth above, shall constitute consent to the assumption, cure and assignment on the terms provided for herein, including acknowledgment that (a) the Debtor (or its assignee) has provided adequate assurance of future performance, if required, (b) the amount identified for cure, if any, is the amount necessary to compensate for any and all outstanding defaults or actual pecuniary loss under the executory contract or unexpired lease to be assumed, and (c) no other defaults exist under such executory contract or unexpired lease.

     If an objection to assumption and assignment is filed based upon lack of adequate assurance of future performance or otherwise, and the Bankruptcy Court determines that the Debtor cannot assume the executory contract or unexpired lease either as proposed or as may be proposed pursuant to a modified proposal submitted by the Debtor, then the unexpired lease or executory contract shall automatically thereupon be deemed to have been rejected pursuant to Section B. 1 below.

     4. Payments Related To Assumption Of Executory Contracts And Unexpired Leases.

     Any monetary defaults, including claims for actual pecuniary loss, under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount, if any, as otherwise agreed by the parties, or as ordered by the Bankruptcy Court in Cash within 120 days following the Effective Date, or on such other terms as may be agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding (a) the amount of any cure or pecuniary loss payment, (b) the ability of a purchaser to provide adequate assurance of future performance under the contract or lease to be assumed, if required, or (c) any other matter pertaining to assumption, the cure or pecuniary loss payments required by Section 365(b)(1) of the Bankruptcy Code shall be made within a reasonable time following entry of a Final Order resolving the dispute and approving assumption.

12.  Executory Contracts And Unexpired Leases To Be Rejected.

     1.   Rejections Generally.

     As of the Confirmation Date, each executory contract or unexpired lease of a Debtor that has not been previously assumed by order of the Bankruptcy Court, that is not the subject of a motion filed by a Debtor or the Trustee to assume, and is not assumed under Section A. 1 above, shall be rejected.

     2.   Approval Of Rejections.

     The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejection of executory contracts and unexpired leases as provided herein, pursuant to Section 365 of the Bankruptcy Code, as of the Confirmation Date.

     3.   Objections To Rejection Of Executory Contracts And Unexpired Leases.

     Any party in interest wishing to object to the rejection of an executory contract or unexpired lease identified for rejection as provided for herein shall, within the same deadline and in the same manner established for filing objections to Confirmation, file any objection to such rejection. Failure to file any such objection within the time period set forth above shall constitute the rejection.

     4.   Bar Date For Rejection Damages.

     If the rejection of a executory contract or unexpired lease pursuant to Section B. 1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely filed and is an Allowed Claim, shall be classified in Class 5; provided, however, that the Unsecured Claim arising from rejection shall be forever barred and shall not be enforceable against a Debtor, Reorganized Debtors, Plan Fund, Trustee, their successors or properties, unless a proof of Claim is filed and served on the Trustee within 30 days after the date of the notice of the entry of an order of the Bankruptcy Court authorizing rejection of the executory contract or unexpired lease, which order may be the Confirmation Order.

13.  Amendment To Exhibits Identifying Executory Contracts
     AND UNEXPIRED LEASES TO BE ASSUMED OR REJECTED.

     The Trustee may alter the executory contracts and unexpired leases to be assumed or rejected if, at least 10 days prior to the hearing on Confirmation of the Plan, the Trustee provides notice to any parties to the executory contracts or unexpired leases affected thereby and to the parties on the Local Rule 1007-2 Parties in Interest List.

                                   ARTICLE V.
                            SUBSTANTIVE CONSOLIDATION

     By Order dated April 4, 2000, the Estates of the Debtors, and all of their assets and liabilities, were pooled and substantively consolidated into a single Estate, eliminating thereby any intercompany claims and liabilities of any kind. All Claims of a Holder of any kind against any of the Debtors shall be deemed a single Claim against the consolidated Estate. Any Creditor that asserts Claims against two or more Debtors based on their joint liability (including any Creditor who asserts Claims against one Debtor as primary obligor and against another Debtor or Debtors as guarantor or indemnitor) will hold only one such Claim against the consolidated Estate, and any duplicative Claims against any other Debtor will be disallowed. To the extent set forth herein, the Reorganized Debtors and Reorganized Princeton Dental will be deconsolidated post-confirmation with respect to their continued operations.

                                   ARTICLE VI.
                          THE PLAN FUND AND THE TRUSTEE

14.  Creation of Plan Fund; Transfer of Assets to the Plan Fund.

     To provide for the distributions described in this Plan, there is hereby created and established a Plan Fund. On the Effective Date, each Debtor shall transfer and assign, or cause to be transferred and assigned, to the Plan Fund all Cash and all other Assets of such Debtor, including Causes of Action, except that the good will, name, and intangible property rights of Princeton Dental will remain with Reorganized Princeton Dental for use in its continued business operations. Recoveries of Causes of Action shall be segregated for the benefit of Unsecured Creditors, consistent with terms set forth herein. Upon the Effective Date, title to all Assets of each Debtor, except the good will, name and intangible property rights of Princeton Dental, shall pass to the Plan Fund, subject only to the Allowed Secured Claims of Amsterdam, Stark Properties and Florida Dental Group.

     As part of the Plan Fund, the Trustee will establish the Unsecured Creditors Fund, in a separate Distribution Account, consisting of the Unsecured Creditors Carve Out and the recoveries of Causes of Action. The Unsecured Creditors Fund shall be maintained for the benefit of Unsecured Creditors, the Reconstituted Committee and its Professionals.

15.  Assumption of Distribution Obligations.

     In consideration for the property to be transferred to the Plan Fund pursuant to Article VI. Section A of the Plan, the Plan Fund shall assume all of the Debtors' obligations to make distributions in accordance with the Plan, limited to the distributions expressly provided for in the Plan, and limited to the Cash available from the liquidation of the Assets of the consolidated Estate. The purposes of the Plan Fund shall be (i) to receive the net cash flow of the Reorganized Debtors; (ii) to receive the proceeds of the liquidation of the Debtors' Assets, (iii) to operate the Debtors' Assets; and (iv) to make the distributions required by this Plan and the Cash Collateral Order.

16.  Duties of the Trustee.

     In addition to his duties as set forth elsewhere in this Plan, the Trustee shall administer the Plan Fund consistent with this Plan. In addition, the Trustee may continue, or if not already commenced, pursue and prosecute Causes of Action which may be available to the consolidated Estate. The Trustee may settle any action or Claim requiring a payment by the Trustee of $10,000 or less without need of Bankruptcy Court approval. Pending consummation of a sale of the Assets of the consolidated Estate, the Trustee is authorized to operate the businesses of the Debtors, in his sole discretion, and to utilize and employ all Cash and Assets of the consolidated Estate for such purpose. The Trustee shall be authorized, directed and empowered to collect (either directly for the Plan Fund or by compelling payment to the Plan beneficiary entitled thereto) all assets of the consolidated Estate. All Cash held by the Trustee in the Plan Fund shall be maintained in an interest-bearing non IOTA Distribution Account in accordance with Section 345 of the Bankruptcy Code for the benefit of the Persons and Entities entitled to distributions and payments under the Plan, less an amount to be held in reserve for operating the business of the Debtors.

17.  Rights of the Trustee.

     In order to carry out his duties under the Plan, the Trustee, in addition to the rights hereunder, shall have the right, but not the obligation, to (i) retain and compensate Professionals and other Persons and Entities to assist the Trustee in the liquidation and operation of the consolidated Estate, and (ii) employ such other procedures as are necessary for the Trustee to perform his duties hereunder, such procedures subject to approval by the Bankruptcy Court to the extent they differ from the procedures set forth in the Plan. The Trustee shall have the right to disburse funds from the Plan Fund or the Post Confirmation Reserve Fund for such purposes; provided, however, that the Trustee shall obtain the consent of Amsterdam and the Reconstituted Committee, not to be unreasonably withheld, or a Court order on negative notice, prior to payment of any professional for services rendered after the Confirmation Date. Amsterdam and the Reconstituted Committee shall be deemed to have consented to the payment of such professional fees if no written response or written request for hearing is made within 20 days of mailing the notice of the Trustee's intent to pay the professional fees. Except as otherwise provided herein, the Trustee shall have sole and exclusive discretion with respect to the performance of its duties under the Plan, including, but not limited to, any decisions regarding the liquidation or abandonment of the assets of the consolidated Estate, the determination of reserve funds and the making of distributions. The Trustee shall be paid reasonable compensation for services performed hereunder from the Plan Fund or the Post-Confirmation Reserve Fund. Such compensation shall be at the Trustee's regular hourly rate which is currently $250 per hour, but may be subject to upward adjustment in January 2001.

18.  Disbursing Agent.

     The Trustee, or his designee or assignee, shall act as his own disbursing agent under the Plan and shall establish such accounts as may be necessary or desirable to effectuate payments as provided for in the Plan.

19.  Cancellation of Existing Interests and Agreements.

     On the Effective Date, except as otherwise provided in this Plan, (a) the existing Interests and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors shall be cancelled, and (b) the obligations of, and/or claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations governing existing Interests shall be released and discharged.

20.  Prosecution of Causes of Action.

     a. In accordance with Section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan, the Plan Fund shall retain and may enforce any Causes of Action.

     b. The Trustee shall have standing to pursue any Causes of Action and the right to refuse to pursue or abandon any Cause of Action.

     c. The Trustee, the Reconstituted Committee and Amsterdam may, but shall be under no obligation to, enter into arrangements for the joint prosecution of Causes of Action. The proceeds of such Causes of Action, however, shall be subject to the distributions set forth in the Plan.

21.  Post Confirmation Sale of Assets.

     The Trustee shall obtain the consent of Amsterdam and the Reconstituted Committee of his intent to sell any asset transferred to the Plan Fund or shall obtain an Order of the Bankruptcy Court authorizing the sale.

22.  Termination of the Plan Fund.

     Upon the earlier of (i) payment of 25% of the Allowed Amount of all Unsecured Claims (plus the net recoveries of Causes of Action, if any), or (ii) the abandonment of all assets of the Plan Fund, the Plan Fund, subject to any appropriate wind down of its activities, shall terminate and the Trustee shall be fully discharged of any and all responsibilities under the terms of this Plan.

                                  ARTICLE VII.
                PROVISIONS FOR TREATMENT OF DISPUTED CONTINGENT,
             UNLIQUIDATED AND UNKNOWN ADMINISTRATIVE EXPENSE CLAIMS,
                              CLAIMS AND INTERESTS

23.  Resolution of Disputed Administrative Expense Claims and Disputed Claims.

     1.   Prosecution of Objections to Claims.

     Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Trustee, the Committee, the Reconstituted Committee, and Amsterdam shall have the right to make and file objections to Administrative Claims, Claims and Interests, and shall serve a copy of each objection upon the Holder of the Disputed Administrative Claim, Disputed Claim or Disputed Interest to which the objection is made. Except as expressly set forth herein, nothing in the Plan, the Confirmation Order or any order in aid of confirmation of the Plan, shall constitute, or be deemed to constitute, a waiver or release of any claim, cause of action, right of set-off, or other legal or equitable defense which the Debtors had immediately prior to the commencement of the Reorganization Case, and/or thereafter, against or with respect to any Claim or Interest. Upon confirmation of the Plan, the Trustee shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of set-off and other legal or equitable defenses which the Debtors had immediately prior to the commencement of the Reorganization Case fully as if the Reorganization Case had not been commenced. The Trustee may settle any controversy regarding $10,000 or less or requiring a payment by the Trustee of $10,000 or less without need of Bankruptcy Court approval.

     2.   Estimation of Claims.

     The Trustee may, at any time, request that the Bankruptcy Court estimate any Contingent Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Trustee have previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any Contingent Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on the Allowed amount of such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Allowed amount of such Claim, the Trustee may elect to pursue any supplemental proceedings to object to the ultimate payment of such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. Until such time as a Contingent Claim becomes fixed and absolute, such Claim shall be treated as a Disputed Claim for purposes related to allocations and distributions under this Plan.

     3.   Payments and Distributions on Disputed Claims.

     On the Initial Payment Date and on each Subsequent Payment Date thereafter, the Trustee shall reserve from the Plan Fund such Cash as is necessary to fund the Disputed Claims Reserve Fund. In determining the amount of Cash to reserve for the Disputed Claims Reserve Fund, the Trustee shall be entitled to rely upon the estimation, if any, of any Disputed Claims pursuant to Article VII. Section
A.2 of the Plan to determine the amount of Cash so reserved, without objection by the Holder of the Disputed Claim. As and when authorized by a Final Order, Disputed Claims that become Allowed Claims shall be paid first from the Disputed Claims Reserve Fund and second from the Plan Fund, such that the Holder of such Allowed Claim receives all payments and distributions to which such Holder is entitled under the Plan. Any Cash remaining in the Disputed Claims Reserve Fund after final determination of all Disputed Claims shall be treated as Cash available for distribution, as provided in Article X. Section C. of the Plan, except to the extent the Trustee determines that any portion thereof should be allocated to the Post-Confirmation Reserve Fund. Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial distributions will be made with respect to a Disputed Claim until the resolution of such disputes by settlement or Final Order. Notwithstanding the foregoing, any Person or Entity who holds both (an) Allowed Claim(s) and (a) Disputed Claim(s) will receive the appropriate payment or distribution on the Allowed Claim(s), although no payment or distribution will be made on the Disputed Claim(s) until such dispute is resolved by settlement or Final Order.

24.  Allowance of Claims and Interests.

     Except as expressly provided herein, no Claim or Interest shall be deemed Allowed by virtue of the Plan, confirmation of the Plan or any order of the Bankruptcy Court in the Reorganization Case, unless and until such Claim or Interest is deemed Allowed under the Bankruptcy Code or the Bankruptcy Court enters a Final Order in the Reorganization Case allowing such Claim or Interest. Subsequent to Confirmation, the Trustee, on behalf of the consolidated Estate, shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest as of the Petition Date. Unless an earlier time is set by order of the Bankruptcy Court, all objections to Claims and Interests shall be filed with the Bankruptcy Court and served upon the holders of each of the Claims and Interests to which objections are made by the later of (i) sixty
(60) days after the Effective Date, and (ii) sixty (60) days after a proof of claim with respect to such Claim is filed.

25.  Controversy Concerning Impairment.

     If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Equity Interests, are impaired under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy prior to the Confirmation Date.

                                  ARTICLE VIII.
                         MAINTENANCE OF CAUSES OF ACTION

     Any rights or Causes of Action under any theory of law, including, without limitation, under the Bankruptcy Code accruing to the Debtors shall remain Assets of the consolidated Estate pursuant to 11 U.S.C. ss. 1123(b)(3)(B) and shall be transferred to the Plan Fund pursuant to Article VII of the Plan. From and after the Effective Date, the Trustee may litigate any Avoidance Action, only with the consent of the Reconstituted Committee. If the Reconstituted Committee elects to pursue any Avoidance Action, the Trustee will reserve such funds from the Unsecured Creditors Fund that the Trustee determines, at his discretion, necessary to pay the fees and costs associated with the prosecution of the Avoidance Action. With respect to any Cause of Action, other than an Avoidance Action, the Trustee shall decide whether to pursue, in consultation with Amsterdam and the Reconstituted Committee. The Trustee may settle any controversy regarding $10,000 or less without need of Bankruptcy Court approval. The Trustee shall have standing to pursue any Cause of Action.

                                   ARTICLE IX.
               MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

26.  Funding Of Plan.

     1.   CASH PAYMENTS.

     Funds to make Cash payments required by the Plan shall be provided from the Cash available in the consolidated Estate, from the proceeds of the liquidation of Assets or Causes of Action of the consolidated Estate, and from the proceeds, if any, of loans from the Debtor-in-Possession Lender. If there is insufficient Cash in the Plan Fund to pay Allowed Administrative Expenses (with a limit of $85,000 to Committee Counsel), those claims may be paid by Amsterdam and Amsterdam's secured claim shall be increased by the amount of any such payment. If Amsterdam fails to make such payments then the Effective Date will be delayed until the Trustee determines that sufficient funds exist to pay Allowed Administrative Expenses (with a limit of $85,000 to Committee Counsel) and Priority Tax and Wage Claims. If Amsterdam advances funds to pay the Allowed Administrative Claims (with a limit of $85,000 to Committee Counsel) and/or Priority Tax Claims, subsequent distributions from the Plan Fund will be made first to compensate Amsterdam for its payment of the Allowed Administrative Expenses (with a limit of $85,000 to Committee Counsel) prior to any distribution to Unsecured Creditors.

     In the event that the Allowed Professional Fee claim of Counsel for the Committee exceeds $85,000, the amount in excess of $85,000 shall be paid from the Unsecured Creditors Fund in advance of payment to Unsecured Creditors.

     2.   SEMI-ANNUAL CASH FLOW PAYMENTS

     Every six months, until the Plan Fund is fully funded and terminated, the Net Cash Flow of the Reorganized Debtors shall be paid to the Plan Fund, unless the Trustee, in his sole discretion determines that the Net Cash Flow, or some part thereof is essential to operations of the Reorganized Debtors.

     3.   ISSUANCE OF STOCK IN REORGANIZED PRINCETON DENTAL.

     All existing common stock, preferred stock and warrants for stock of Princeton Dental shall be surrendered to the Transfer Agent and cancelled. On the Effective Date, Class 9 claimants shall receive a number of shares equal to their pro rata share of two percent (2%) of the issued common stock in Reorganized Princeton Dental.

     Upon the confirmation of the Plan, Class 7 claimants will be issued a number of shares of common stock equal to their pro rata share of three percent (3%) of the outstanding common stock in Reorganized Princeton Dental.

     The remaining ninety-five percent (95%) of the common stock of Reorganized Princeton Dental will be distributed to the Class 10 Claimant in satisfaction of a post-petition loan obtained by the Debtor to fund operations and payments due on the Effective Date of this Plan. It is anticipated that after the Effective Date, the Debtor in Possession Lender will merge into Reorganized Princeton Dental and additional funds may be invested by third parties into the surviving reorganized entity and there is no assurance that any such investment will be made. Reorganized Princeton Dental will be the surviving corporation. The proposed Agreement and Plan of Merger is attached hereto as EXHIBIT 2. The Trustee, however, makes no representations about whether any funds will be invested into the surviving reorganized entity. The sale of the stock or merger of Reorganized Princeton Dental will only be effectuated if it can be structured consistent with state and federal securities laws. Moreover, any purchaser or merger candidate must be prepared to indemnify the Estates, the Trustee and the Trustee's counsel from any and all claims or liabilities associated with the transaction and provide an opinion of counsel, acceptable to the Trustee and Trustee's counsel of the validity and legality of the transaction.

     The common stock to be issued under the Plan will be issued in reliance o the registration exemption provided by Section 1145 of the Bankruptcy Code.
Section 1145(a) of the Bankruptcy Code exempts the original issuance of securities under a Plan for registration under the Securities Act of 1933 and applicable state law.

     The common stock will be transferable only upon compliance by the transferring Holder with applicable federal and state securities laws. Neither the Trustee nor the Trustee's Counsel make any representation concerning the rights of any person as to the securities laws or individual tax consequences and shareholders should confer with their own counsel.

     On the Effective Date, all existing preferred stock options and warrants will be cancelled.

     For purposes of establishing the change of ownership referred to in 26 U.S.C. ss. 382(1)(5) the exchange date shall be thirty (30) days from entry of the Confirmation Order.

     The articles of incorporation of Princeton Dental will be amended to the extent necessary to effectuate the Plan. The Transfer Agent will coordinate the cancellation of the existing common stock, preferred stock and warrants of Princeton Dental Management Corporation and the reissuance of the common stock of Reorganized Princeton Dental.

27.  Vesting Of Assets.

     The property of the Estates shall revest in the Debtors on the Effective Date and shall be immediately transferred to the Plan Fund. The Trustee may operate and/or may liquidate the business, assets and operations of the Debtors, and may use, acquire, transfer and dispose of all of its property, including, without limitation, all property formerly part of the Estates, free of any restrictions of the Bankruptcy Code.

28.  Abandonment of Assets.

     Pursuant to Section 554 of the Bankruptcy Code, following Confirmation, the Trustee may, after notice and a hearing, seek to abandon any property of the consolidated Estate that is burdensome or of inconsequential value.

29.  Release Of Liens.

     Except as otherwise provided in this Plan or in any contract, instrument or other agreement or document created in connection with this Plan, on the Effective Date all liens or other security interests against property of the Estate of each Debtor shall be released and shall be preserved for the benefit of such Estate.

30.  Funding of Post-Confirmation Reserve Fund.

     On the Effective Date, the Trustee shall reserve from distribution $75,000 to fund the Post-Confirmation Reserve Fund. Thereafter, from time to time, the Trustee shall reserve such other Cash and other Assets as the Trustee shall deem necessary and appropriate, in his sole and exclusive discretion, to fund the Post-Confirmation Reserve Fund. In the discretion of the Trustee, funds allocated to the Post-Confirmation Reserve Fund may be released for distribution as otherwise provided herein. Any Cash remaining in the Post-Confirmation Reserve Fund after the discharge of all of the Trustee's duties hereunder shall be treated as Cash available for distribution, pursuant to the terms of this Plan.

31. Cancellation And Surrender Of Instruments, Securities, And Other Documentation.

     On the Effective Date, except as otherwise provided by this Plan, all outstanding notes, instruments and other writings evidencing indebtedness shall be deemed cancelled and of no further force or effect, without any further action on the part of the Bankruptcy Court or any Person. The Holders of such cancelled instruments shall have no rights arising from or relating thereto except the rights provided pursuant to the Plan.

32.  Set-offs.

     Except as otherwise provided in the Plan, agreements entered into in connection therewith, the Confirmation Order, or agreements previously approved by Final Order of the Bankruptcy Court, the Trustee may, pursuant to Section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim before any distribution is made on account of such Allowed Claim, any and all of the claims, rights and causes of action of any nature that a Debtor, Reorganized Debtors or the Trust holds against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claims, rights or causes of action that the Debtor, Reorganized Debtors or Trust may possess against such Holder. To the extent the Trustee fails to set off against a Claimant and seeks to collect a claim from such Claimant after a distribution to such claimant pursuant to this Plan on account of its Allowed Claim, the Trustee shall be entitled to full recovery on its claim against such Claimant.

33.  Limitation of Liability.

     Neither a Debtor, the Trustee, the Committee, Reorganized Debtors, nor any of their respective officers, directors, employees, members or agents, nor any Professional employed by any of them shall have or incur any liability to any Person or Entity for any act or omission made in good faith in connection with or related to formulating, implementing, confirming, or consummating the Plan (including soliciting acceptances or rejections thereof), the Disclosure Statement or any contract, instrument, release or other agreement or document entered into in connection with the Plan, except as expressly provided in such contract, release or other agreement or document entered into in connection with the Plan. The entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtors, the Trustee, the Committee, and the Reorganized Debtors, and each of their respective officers, directors, employees, members or agents, and each Professional employed by any of them have acted in good faith through the Confirmation Date with respect to the foregoing.

34.  Corporate Action.

     Upon the entry of the Confirmation Order by the Bankruptcy Court, all matters provided under the Plan involving the corporate structure of the Debtors or shareholder action by the Debtors, shall be deemed to be authorized and approved without any requirement of further action by the Debtor or the shareholders, and the Trustee shall be authorized to take any action described or contemplated hereunder on behalf of all shareholders. The Debtors' Articles of Incorporation will be amended on the Effective Date to incorporate the terms and to effectuate the provisions of this Plan.

35.      Reconstituted Committee.

     Upon Confirmation of the Plan, the Committee shall survive and be deemed reconstituted, comprised of three of its then-existing members of the Committee willing and able to continue in such capacity. The Committee shall name the three continuing members on or before Confirmation who shall make up the "Reconstituted Committee." The functions of the Reconstituted Committee shall be
(i) to review asset sales and abandonments proposed by the Trustee and (ii) to consult with the Trustee in connection with the prosecution or settlement of any Causes of Action. The members of the Reconstituted Committee and Committee's Counsel shall be entitled to reimbursement from the Unsecured Creditors Fund of their actual and necessary expenses incurred in connection with discharging their duties and responsibilities hereunder, without need for application to the Bankruptcy Court. The Reconstituted Committee shall be terminated and discharged upon the termination of the Plan Fund.

                                   ARTICLE X.
                                  DISTRIBUTIONS

36.  General.

     1.   Cash Payments.

     Cash payments made pursuant to the Plan shall be in U.S. Dollars by checks drawn on a domestic bank selected by the Trustee, or by wire transfer from a domestic bank, at the option of the Trustee.

     2.   Compliance With Tax Requirements.

     In connection with the Plan, to the extent applicable, the Trustee in making distributions under the Plan shall comply with all tax withholding and reporting requirements imposed on it by any Governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Trustee may withhold the entire distribution due to any Holder of an Allowed Claim until such time as such Holder provides to the Trustee the necessary information to comply with any withholding requirements of any governmental unit. Any property so withheld will then be paid by the Trustee to the appropriate authority. If the Holder of an Allowed Claim fails to provide to the Trustee the information necessary to comply with any withholding requirements of any governmental unit within ninety (90) days from the date of first notification by the Trustee to the Holder of the need for such information or for the Cash necessary to comply with any applicable withholding requirements, then the Holder's distribution shall be treated as an undeliverable distribution in accordance with Article X, Section C. below.

37.  Transmittal of Distributions to Parties Entitled Thereto.

     All distributions by check shall be deemed made at the time such check is deposited in the United States mail, postage prepaid. All distributions by wire transfer shall be deemed made as of the date the Federal Reserve or other wire transfer is made. Except as otherwise agreed with the Holder of an Allowed Claim in respect thereof or as provided in the Plan, any property to be distributed on account of an Allowed Claim, Allowed Administrative Claim or Allowed Equity Interest shall be distributed by mail upon compliance by the Holder with the provisions of the Plan to (i) the latest mailing address filed for the Holder of an Allowed Claim entitled to a distribution, (ii) the latest mailing address filed for a Holder of a filed power of attorney designated by the Holder of such Allowed Claim to receive such distributions, (iii) the latest mailing address filed for the Holder's transferee as identified in a Filed notice served on the applicable Debtor pursuant to Bankruptcy Rule 3001(e), or (iv) if no such mailing address has been filed, the mailing address reflected on the Schedules of Assets and Liabilities or in a Debtor's books and records.

38.  Undeliverable Distributions.

     Except as otherwise provided in the Plan, any distribution of property (Cash or otherwise) under the Plan which is unclaimed after ninety (90) days following the distribution date shall be forfeited, and such distribution together with all interest earned thereon shall be redeposited in the Plan Fund and distributed in accordance with the provisions of the Plan to the remaining Creditors. Neither the Trustee nor the Plan Fund shall have any liability to the Claimant.

39.  Fractional Cents.

     Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents will be made pursuant to the Plan. Cash will be issued to Holders entitled to receive a distribution of Cash in whole cents (rounded to the nearest whole cent when and as necessary).

40.  De Minimis Distributions.

     No Cash payment of less than Ten Dollars ($10.00) shall be made by the Trustee in respect of any Allowed Claim unless a request therefor is made in writing by the Holder of such Claim.

                                   ARTICLE XI.
                              CONDITIONS PRECEDENT

     It is a condition to confirmation of the Plan that the Confirmation Order is satisfactory to the Trustee in form and substance, including that the Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan. The Effective Date of the Plan shall be contingent upon the Trustee's determination that the Cash in the Plan Fund is sufficient to pay Allowed Administrative Claims (with a limit of $85,000 to Committee Counsel), Priority Tax Claims and Priority Wage Claims.

                                  ARTICLE XII.
                            RETENTION OF JURISDICTION

     Notwithstanding entry of the Confirmation Order or the Effective Date having occurred, the Reorganization Case having been closed or a Final Decree having been entered, the Bankruptcy Court shall have jurisdiction of matters arising out of, and related to the Reorganization Case and the Plan pursuant to, and for the purposes of, Sections 105(a), 1127, 1142 and 1144 of the Bankruptcy Code and for, among other things, the following purposes:

     1. To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom.

     2. To determine any and all pending adversary proceedings, applications, and contested matters.

     3.   To ensure that distributions are accomplished as provided herein.

     4. To hear and determine any objections to Administrative Claims, to proofs of claims or to Claims and Equity Interests filed, and/or asserted both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Administrative Claims, Disputed Claim, or Disputed Interest, in whole or in part.

     5. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated.

     6. To issue such orders in aid of execution of the Plan as may be necessary and appropriate, to the extent authorized by Section 1142 of the Bankruptcy Code.

     7. To protect the property of the consolidated Estate from adverse claims or interference inconsistent with the Plan, including to hear actions to quiet or otherwise clear title to such property based upon the terms and provisions of this Plan, or to determine the Trustee's exclusive ownership of claims and Causes of Action retained under the Plan.

     8. To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

     9. To hear and determine all applications for compensation and reimbursement of expenses of Professionals under Sections 330, 331, and 503(b) of the Bankruptcy Code for services rendered and expenses incurred prior to the Confirmation Date.

     10. To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan.

     11. To recover all assets of the Debtors and property of the Estates, wherever located.

     12. To hear and determine matters concerning state, local, and federal taxes in accordance with Sections 345, 505, and 1146 of the Bankruptcy Code.

     13. To consider any motions to sell or abandon assets that may be filed by the Trustee.

     14. To hear and determine all Causes of Action and disputes relating thereto.

     15.  To hear any other matter not inconsistent with the Bankruptcy Code.

     16.  To enter a Final Decree closing the Chapter 11 Cases.

                                  ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS

1.   Modification of Plan.

     The Trustee reserves the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Trustee, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

2.   Withdrawal of Plan.

     The Trustee reserves the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw the Plan.

3.   Failure of Bankruptcy Court to Exercise Jurisdiction.

     If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including any of the matters set forth in the Plan, the Plan shall not prohibit or limit the exercise of jurisdiction by any other court of competent jurisdiction with respect to such matter.

4.   Governing Law.

     Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the internal laws of the State of Florida shall govern the construction and implementation of the Plan, without regard to the conflict of laws provisions of the State of Florida.

5.   Exemption from Certain Taxes.

     Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of: instrument of transfer, shall not be subject to any stamp tax, real estate transfer tax, or similar tax. Transfers under this Plan that are exempt from taxation pursuant to Section 1146(c) of the Bankruptcy Code include the creation of any mortgage, deed of trust, lien or other security interest; the making, revestment or assignment of any lease or sublease, and the transfer of property or the making, revestment or delivery of any deed or other instrument or transfer under, in furtherance of, or in connection with, this Plan, including any deed, bills of sale, pledges, mortgages, deeds of trust or assignments executed in connection with this Plan, agreements entered into in connection therewith, or the Confirmation Order.

6.   Headings.

     The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner shall affect the provisions or interpretation(s) of the Plan.

7.   Notices.

     All notices, requests and demands to or upon the Trustee to be effective shall be in writing (including, without limitation, by telex or facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of telex notice, when sent, answer received, or in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         To the Trustee:

                           Mr. Soneet Kapila
                           Kapila & Company
                           P.O. Box 14213
                           Ft. Lauderdale, Florida 33302

                                       and

                           Roberta A. Colton, Esquire
                         Trenam, Kemker, Scharf, Barkin,
                          Frye, O'Neill & Mullis, P.A.
                           2700 Bank of America Plaza
                           101 East Kennedy Boulevard
                           Tampa, Florida 33601

8.   Successors and Assigns.

     The rights, benefits and obligations of any person named or referred to in the Plan shall be binding on, and shall inure to the benefit of the heirs, executors, administrators, successors and/or assigns of such Person or Entity.

9.   Entire Agreement.

     This Plan supersedes all prior discussions, understandings, agreements and documents pertaining or relating to any subject matter of the Plan, other than the Cash Collateral Order.

10.  Payment of Statutory Fees.

     All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

11.  Binding Effect.

     Except as otherwise provided herein, the Plan shall bind all Holders of Claims and Interests.

12.  Severability Of Provisions Of The Plan.

     The provisions of this Plan shall not be severable unless such severance is agreed to by the Committee and/or the Liquidating Trustee, and such severance would constitute a permissible modification of the Plan pursuant to Section 1127 of the Bankruptcy Code.

13.  Saturday, Sunday or Legal Holiday.

     If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

14.  Enforceability.

     Should any provision in this Plan be determined to be unenforceable for any reason, such determination shall in no way limit or affect the enforceability and/or operative effect of any other provision of the Plan.

Dated:  March 14, 2001.

                                            /S/   SONEET KAPILA
                                            ------------------------------------
                                            SONEET KAPILA, CHAPTER 11 TRUSTEE

                         UNITED STATES BANKRUPTCY COURT

                           MIDDLE DISTRICT OF FLORIDA

                                 TAMPA DIVISION

IN RE:
                                    Substantively Consolidated

PRINCETON MEDICAL MANAGEMENT,       Case Nos.  99-16011-8C1
INC.; PRINCETON DENTAL                         99-16012-8C1
MANAGEMENT CORPORATION;                        99-16013-8C1
PRINCETON MEDICAL MANAGEMENT                   99-16014-8C1
MIDWEST, INC.; MASON DENTAL                    99-16015-8C1
MIDWEST, INC.; and PRINCETON
MEDICAL MANAGEMENT
SOUTHEAST, INC.,

         Debtors.
---------------------------------------/

                     MODIFICATION TO AMENDED CHAPTER 11 PLAN
                   FOR THE SUBSTANTIVELY CONSOLIDATED DEBTORS
                         FILED BY THE CHAPTER 11 TRUSTEE
                    WITH RESPECT TO THE CLASS 5 CLAIMANT ONLY

     SONEET KAPILA, the duly appointed Chapter 11 Trustee ("Trustee") for the above-referenced Debtors, by his undersigned counsel, submits the following modification to the treatment of the Class 5 Claimant under his proposed Chapter 11 Plan for the Substantively Consolidated Debtors. This modification is submitted pursuant to 11 U.S.C. ss. 1127(a). The Trustee submits that the proposed modification is not a material modification and that the proposed modification will have no impact on any creditor other than the Class 5 Claimant. The proposed modification replaces Article II (C)(5).

     CLASS 5: (IMPAIRED) MASON DENTAL/STARK PROPERTIES

     Class 5 shall consist of the former secured claim for the purchase of the Mason Dental Laboratory, as asserted by Stark Properties. This claim was secured by a lien on the assets of the Debtors' Mason Dental Laboratory in

     Michigan, and was filed in the amount of $39,270.72. The Mason Dental Laboratory assets were recently sold subject to the Stark Properties lien. Because the collateral is no longer property of the estate, the Class 5 Claimant no longer has a secured claim against the estate, and will receive no distribution for its secured claim from the Debtors' estate. To the extent that the Class 5 Claimant has any unsecured claims, those claims will be treated as Class 6 Claims.

                                           Respectfully submitted,

                                           /S/ ROBERTA COLTON
                                           -----------------------------------
                                           ROBERTA A. COLTON
                                           Florida Bar No. 371289
                                           TRENAM, KEMKER, SCHARF, BARKIN,
                                           FRYE, O'NEILL & MULLIS, P.A.
                                           Suite 2700, Bank of America Plaza
                                           101 East Kennedy Boulevard
                                           Post Office Box 1102
                                           Tampa, Florida  33601
                                           Telephone: (813) 223-7474
                                           Fax: (813) 229-6553
                                           Attorneys for Chapter 11 Trustee


                                       -2-